Exhibit 10.20

Execution Copy

STOCKHOLDERS AGREEMENT

dated as of March 31, 2005

by and among

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.,

and

EACH PERSON LISTED ON THE SIGNATURE PAGES HERETO

i

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”) is dated as of March 31, 2005 by and among American Tire Distributors Holdings, Inc., a Delaware corporation (the “Company”) and each Person listed on the signature pages hereto as a Stockholder (collectively, the “Stockholders”).

W I T N E S S E T H

WHEREAS, the Stockholders wish to provide for certain matters regarding the governance of the Company and the disposition of their equity securities of the Company as set forth hereinafter;

NOW, THEREFORE, in consideration of the mutual terms, conditions and other covenants and agreements set forth herein, the parties hereto, hereby agree as follows:

Section 1. Definitions. In this Agreement the following terms shall have the respective meanings ascribed to them below:

“Affiliate” means, (i) as applied to any Person other than an Investcorp Investor, any other Person directly or indirectly controlling, controlled by or under common control with that Person and (ii) as applied to the Investcorp Investors, any other Person with whom Investcorp or any of its Affiliates has an administrative relationship with respect to securities of the Company. For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by”, and “under common control with”) as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

“ATD” means American Tire Distributors, Inc., a Delaware corporation.

“Berkshire/Greenbriar Investors” means, as of any applicable date, the Berkshire Investors and the Greenbriar Investors as of such date.

“Berkshire Investors” means, as of any applicable date, Berkshire Investors LLC, Berkshire Fund VI Investment Corp., and their respective Affiliates, to the extent that such Persons own equity securities of the Company as of such date.

“Board” means the Company’s Board of Directors.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

“Charter” means the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time.

“Company” has the meaning set forth in the forepart of this Agreement.

“Designated Sale Event” shall mean any transaction or series of related transactions that would result in the sale of twenty-five percent (25%) or more of the common equity interests of the Company to any Person or Persons other than one or more Investcorp Investors.

“Director” means a member of the Board.

“Electing Holder” has the meaning set forth in Section 3(c).

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Extraordinary Transaction” means any merger, reorganization, recapitalization or other corporate transaction in which shares of any series of common stock of the Company are converted into or exchanged for cash, securities of any entity or other property.

“Greenbriar Investors” means, as of any applicable date, Greenbriar Equity Fund, L.P. and Greenbriar Co-Investment Partners, L.P. and their respective Affiliates, to the extent that such Persons own equity securities of the Company as of such date.

“IIEL” means Investcorp Investment Equity Limited, a Cayman Islands corporation.

“Included Series B Shares” has the meaning set forth in Section 3(c).

“Initial Public Offering” means the effectiveness of a registration statement under the Securities Act on any of Forms S-1, S-2, S-3 or any similar or successor form covering any of the common equity securities of the Company, and the completion of a sale of such common equity securities of the Company thereunder, (i) following which the Company is, or becomes, a reporting company under Section 12(b) or 12(g) of the Exchange Act, and (ii) as a result of which the common equity securities of the Company are traded on the New York Stock Exchange or the American Stock Exchange, or quoted on The Nasdaq Stock Market or are traded or quoted on any other national stock exchange.

“Investcorp” means Investcorp S.A.

“Investcorp Investors” means, as of any applicable date, IIEL and its Affiliates, to the extent that such Persons own common equity securities of the Company as of such date.

“New Securities” means any equity securities of the Company, or securities convertible into or exercisable or exchange for, such equity securities, issued after the date of this Agreement, whether authorized now or in the future, provided that it shall not mean securities (a) sold in a public offering pursuant to an effective registration statement filed with the SEC, (b) issued as consideration in any merger or recapitalization of the Company or issued as consideration for the acquisition of another Person or assets of another Person, (c) issued pursuant to stock incentive or compensation plans approved by the Board, (d) issued upon exercise of warrants or convertible instruments outstanding as of the date of this Agreement or (e) issued in connection with debt or lease financings approved by the Board.

“Notice of Exercise” has the meaning set forth in Section 5(b).

“Offer” has the meaning set forth in Section 5(a).

“Offer Period” has the meaning set forth in Section 5(b).

“Person” means and includes an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, a joint stock company, an unincorporated organization and any governmental or regulatory body or other agency or authority or political subdivision thereof.

“Preemptive Notice” has the meaning set forth in Section 4(a).

“Pro Rata Series B Share Amount” has the meaning set forth in Section 3(a).

“Right” has the meaning set forth in Section 5(b).

“SEC” means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

“Section 3 Election Notice” has the meaning set forth in Section 3(c).

“Section 3 Purchaser” has the meaning set forth in Section 3(a).

“Section 3 Sale” has the meaning set forth in Section 3(a).

“Section 3 Sale Notice” has the meaning set forth in Section 3(b).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Series A Common Stock” means the Series A Common Stock of the Company, par value $0.01 per share.

“Series A Stockholder” means, as of any applicable date of determination, the holders of the outstanding Series A Common Stock who are party to this Agreement.

“Series B Common Stock” means the Series B Common Stock of the Company, par value $0.01 per share.

“Series B Stockholder” means, as of any applicable date of determination, the holders of the outstanding Series B Common Stock who are party to this Agreement.

“Series D Common Stock” means the Series D Common Stock of the Company, par value $0.01 per share.

“Series D Stockholders” means, as of any applicable date of determination, the holders of the outstanding Series D Common Stock who are party to this Agreement.

“Stockholder” or “Stockholders” has the meaning set forth in the forepart of this Agreement.

“Stock Sale Notice” has the meaning set forth in Section 5(a).

“Subject Shares” has the meaning set forth in Section 5(a).

“Transfer” means a sale, assignment, transfer, encumbrance, pledge, hypothecation, mortgage, gift, bequest or other transfer or disposition in any manner.

“Transferring Holder” has the meaning set forth in Section 5(a).

Section 2. Board Representation.

(a) The Series D Stockholders hereby agree that, from and after the date hereof until the Initial Public Offering, the Series D Stockholders will vote, or cause to be voted, the shares of Series D Common Stock owned by them in such a manner as to (i) elect to the Board (A) one (1) Director designated by a majority in interest of the Berkshire Investors, but only so long as the Berkshire Investors own at least sixty five percent (65%) of the shares of Series B Common Stock such investors own on the date hereof, as adjusted for stock splits, stock dividends, reclassifications and similar events, (B) one (1) Director designated by a majority in interest of the Greenbriar Investors, but only so long as the Greenbriar Investors own at least sixty five percent (65%) of the shares of Series B Common Stock such investors own on the date hereof, as adjusted for stock splits, stock dividends, reclassifications and similar events and (C) one (1) Director designated by The 1818 Mezzanine Fund, L.P., but for only so long as The 1818 Mezzanine Fund, L.P. has the contractual right to such Board seat and (ii) appoint at least one (1) of the Directors elected pursuant to 2(a)(i)(A) and 2(a)(i)(B) above to any material committee of the Board.

(b) The Series B Stockholders acknowledge and agree that the Series D Stockholders shall have the right to designate all other Directors and to designate at least a majority of the Directors on the Board (or, at the election of the Series D Stockholder, any lesser number of Directors).

Section 3. Right to Participate in Certain Sales.

(a) In the event that, from and after the date hereof until the Initial Public Offering, one or more Investcorp Investors propose to engage in a sale or series of related sales of Series A Common Stock which is not a “Tag-Along Transfer” within the meaning of Article IV of the Articles of Incorporation (a “Section 3 Sale”) to one or more purchasers who are not Investcorp Investors (a “Section 3 Purchaser”), then, except as provided in Section 3(e), each Series B Stockholder shall be given the right to participate in such Section 3 Sale at the same price and on the same terms and conditions as the Investcorp Investors participating in such transaction, up to the Pro Rata Series B Share Amount (as defined below) applicable to such Series B Stockholder.

As used in this Section 3, the “Pro Rata Series B Share Amount” applicable to a Series B Stockholder shall mean the number of whole shares of Series B Common Stock derived by multiplying (x) the total number of shares of Series B Common Stock then held by such Series B Stockholder by (y) a fraction, the numerator of which is the total number of shares of Series A Common Stock to be included by Investcorp Investors in the Section 3 Sale and the denominator of which is the total number of outstanding shares of all classes of common stock of the Company held by the Investcorp Investors participating in such transaction.

(b) The Investcorp Investors proposing to engage in a Section 3 Sale shall notify, or cause to be notified, each Series B Stockholder having participation rights under this Section 3 in writing of each Section 3 Sale at least 15 Business Days prior to the scheduled closing of the Section 3 Sale. Such notice (the “Section 3 Sale Notice”) shall set forth the following: (i) the total number of shares of Series A Common Stock to be included in the Section 3 Sale, (ii) the applicable Pro Rata Series B Share Amount for each holder of Series B Common Stock then having rights under this Section 3 and the basis on which each of such amounts has been calculated, (iii) the consideration per share to be paid by the Section 3 Purchaser, (iv) a summary of other material terms and conditions of the Section 3 Sale, including the identity of the Section 3 Purchaser, and an estimate of anticipated expenses, (v) that the Section 3 Purchaser has been informed of the participation rights under this Section 3 and has agreed to purchase Series B Common Stock up to the applicable Pro Rata Series B Share Amounts to the extent holders of such Series B Common Stock elect to participate and (vi) the name and address of the Person to whom such holders of Series B Common Stock should direct their election notices as provided in Section 3(c) below.

(c) (i) The participation rights granted pursuant to this Section 3 may be exercised by holders of such rights by delivery of a written notice to the Person identified pursuant to Section 3(b)(vi) (the “Section 3 Election Notice”) within 10 Business Days following receipt of such Notice (each holder of such participation rights who so elects is referred to herein as an “Electing Holder”). The Section 3 Election Notice shall state either (A) that the Electing Holder elects to include in such sale its full Pro Rata Series B Share Amount or (B) if such Electing Holder elects to include in such Sale a lesser number of shares, such lesser number of shares (such amount, in either case, the “Included Series B Shares”).

(ii) The Section 3 Election Notice shall constitute a binding agreement by the applicable Electing Holder to sell the Included Series B Shares in the Section 3 Sale on the terms and conditions specified in the Section 3 Sale Notice. In addition, by delivering the Section 3 Election Notice such Electing Holder agrees to the following: (A) prior to the closing of any such Section 3 Sale, to execute and deliver (or cause to be executed and delivered) any purchase agreement or other documentation required by the Section 3 Purchaser to consummate the Section 3 Sale, which purchase agreement and other documentation shall be on terms no less favorable in respect of any material term to such Electing Holder than those executed by the other Company stockholders participating in such Section 3 Sale; and (B) at the closing of any such Section 3 Sale, to deliver to the Section 3 Purchaser the certificate or certificates representing the Included Series B Shares, duly endorsed for transfer with signatures guaranteed, against receipt of the purchase price therefor.

If no Section 3 Election Notice is received by the person designated in the Section 3 Sale Notice to receive such notice within the time period specified in Section 3(c)(i) above, the other selling Stockholders participating in the Section 3 Sale shall have the right to sell to the Section 3 Purchaser up to the number of shares designated as proposed for sale in the Section 3 Sale Notice on terms and conditions no more favorable in any material respect to such Stockholders than those stated in such Notice.

(d) Each holder of Included Series B Shares shall be required to bear its pro rata share, based on the number of total shares included in such Section 3 Sale by all Company stockholders, of the expenses of the transaction, including without limitation legal, accounting and investment banking fees and expenses.

(e) The provisions of this Section 3 shall not apply to any shares of Series B Common Stock that have previously been the subject of a completed Section 3 Sale nor shall the purchaser of any such shares have the right, pursuant to this Agreement, to participate in any subsequent Section 3 Sale.

(f) The provisions of this Section 3 shall not apply to sales by any Investcorp Investor to any Affiliate of any such Investcorp Investor or to any other Investcorp Investor.

(g) Nothing herein shall constitute an obligation on the part of the Investcorp Investors proposing to engage in a Section 3 Sale to consummate such sale.

Section 4. Right to Participate in Certain Financings.

(a) In the case of the proposed issuance by the Company of any New Securities, the Company shall at such time deliver to each Series B Stockholder that, together with its Affiliates, holds more than three percent (3%) of the outstanding common equity interests of the Company, written notice (the “Preemptive Notice”) of the Company’s decision, describing the amount, type and terms of such New Securities. Each such Series B Stockholder shall have ten (10) Business Days after the Company delivers the Preemptive Notice to agree to purchase, on the terms and conditions set forth in the Preemptive Notice, the number of shares of New Securities equal to the product of the aggregate number of New Securities to be issued by the Company times a fraction the numerator of which is the aggregate number of shares of Series B Common Stock held by such Stockholder at that time and the denominator of which is the aggregate number of shares of all classes or series of common stock outstanding at that time. The closing of the sale of the New Securities shall include and be contemporaneous with the closing of the sale of securities to participating Series B Stockholders and shall be held at such place and at such date and time as determined by the Company but in no event earlier than fifteen (15) Business Days following the Company’s delivery of the Preemptive Notice to the Series B Stockholders.

(b) With respect to any purchase of common equity securities by Series B Stockholders pursuant to this Section 4, the Company and the Series B Stockholders shall to the extent reasonably practicable (including, without limitation, taking all action necessary to cause an increase in authorization of additional shares of Series B Common Stock) issue such common equity securities in the form of additional shares of Series B Common Stock to such

Stockholders; provided that the proposed terms of the common equity securities to be issued are substantially comparable to the Series B Common Stock.

(c) The provisions of this Section 4 will expire immediately prior to (and shall not apply to) the closing of the Initial Public Offering.

Section 5. Right of First Offer.

(a) In the event that any Series B Stockholder (the “Transferring Holder”) is interested in Transferring any shares of Series B Common Stock (the “Subject Shares”) to any Person who is not an Affiliate of the Transferring Holder, then prior to any such Transfer, the Transferring Holder must furnish an offer by written notice to IIEL and the Company (a “Stock Sale Notice”) to sell the Subject Shares to IIEL and the Company for a purchase price (the “Offer”).

(b) IIEL and the Company shall have the right (the “Right”) to accept the Offer within thirty (30) days of receiving the Stock Sale Notice (the “Offer Period”) by notice in writing to the Transferring Holder (the “Notice of Exercise”). As between the Company and IIEL, IIEL will have the first priority with respect to the Subject Shares, and the Subject Shares may be allocated between IIEL and the Company in any amounts mutually agreed upon by IIEL and the Company.

(c) If the Company and IIEL elect not to exercise their Right or if the Offer Period ends without the Company or IIEL delivering a Notice of Exercise to the Transferring Holder, the Transferring Holder may elect to sell the Subject Shares to any third party; provided, that, with respect to any such sale to a third party (i) the closing of such sale shall be no later than ninety (90) days after the Transferring Holder receives notice from the Company and IIEL that they are not exercising their Right or the Offer Period ends, whichever is later, (ii) the purchase price payable for the Subject Shares shall be at least equal to the price set forth in the Stock Sale Notice, (iii) such third party must execute a joinder to this Agreement and agree to be bound by all of the provisions hereof applicable to the Transferring Holder to the extent such provisions by their terms continue in effect and (iv) the total number of Persons holding Series B Common Stock as a result of sales pursuant to this Section 5 shall not exceed ten (10) Persons without the written consent of the Company.

(d) At any closing of the sale of the Subject Shares to the Company and/or IIEL, (i) the Transferring Holder shall deliver to the Person or Persons exercising the Right the stock certificates evidencing the Subject Shares in valid form for transfer with all appropriate and duly executed assignments, stock powers or endorsements, as the case may be, bearing any necessary documentary stamps and accompanied by such certificates of authority, consents to transfer or other instruments or evidences of good title of the Transferring Holder to such shares, free and clear of all claims, liens, pledges and encumbrances, as the Investcorp Investors may reasonably request, and (ii) the Person or Persons exercising the Right will pay to the Transferring Holder the applicable purchase price by wire transfer of immediately available funds to such account as the Transferring Holder shall designate in writing to IIEL.

(e) IIEL shall have the right to assign its rights under this Section 5 to any other Investcorp Investor.

(f) The provisions of this Section 5 will expire immediately prior to (and shall not apply to) the closing of the Initial Public Offering.

Section 6. Certain Covenants.

(a) The Company and the Series D Stockholders agree that, from the date hereof until the Initial Public Offering, the payment by the Company or any of its subsidiaries of any fee or other compensation for services to Investcorp or any of its subsidiaries will be split pro rata among Investcorp, a designee of the Berkshire Investors and a designee of the Greenbriar Investors in accordance with their respective ownership of the outstanding common equity securities of the company as of the date such fee or other compensation is paid.

(b) Any transaction between the Company, on one hand, and any Stockholder or any Affiliate of any Stockholder, on the other hand, other than a transaction in which all Stockholders are being treated equally, shall be approved by a majority of the Board of Directors who are not interested in such transaction. Furthermore, the Company and the Series D Stockholders agree that the holders of Series B Common Stock will be treated in a manner no less favorable (including with respect to price and timing) than the holders of other series of common stock of the Company in any Extraordinary Transaction occurring prior to the Initial Public Offering.

(c) As soon as available to the public, the Company will provide to the Berkshire/Greenbriar Investors copies of all annual reports, periodic reports and other filings made by ATD with the SEC. In the event that, after the date hereof, ATD is not is required to make filings with the SEC, the Company will deliver to the Berkshire/Greenbriar Investors as soon as available annual, quarterly, and, if provided to Investcorp, monthly consolidated balance sheets and consolidated statements of income and shareholders’ equity and consolidated statements of cash flows of ATD.

(d) The Company shall permit authorized representatives of each of the Berkshire/Greenbriar Investors to visit and inspect the books and records of ATD during normal business hours and upon reasonable notice to the Company.

Section 7. Support of Extraordinary Transaction. In the event that the Company or the Series D Stockholders shall propose any Extraordinary Transaction, each Series B Stockholder shall vote in favor of, and shall provide its affirmative written consent to, such Extraordinary Transaction at any stockholders meeting called, or written consent sought, with respect thereto and will otherwise provide all cooperation and support thereto reasonably requested by IIEL. In the event that any Stockholder shall fail to comply with this Section 7, such Stockholder shall be deemed immediately to have granted to IIEL a proxy to vote its equity securities of the Company in favor of such Extraordinary Transaction. Such Stockholder acknowledges that each such proxy granted hereby is being given to secure the performance of an obligation hereunder, is coupled with an interest, and shall be irrevocable until such obligation is performed.

Section 8. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (a) five (5) Business Days after being sent by registered or certified mail, return receipt requested, (b) upon delivery, if hand delivered, (c) one (1) Business Day after being sent by prepaid overnight carrier with guaranteed delivery, with a record of receipt, or (d) upon transmission with confirmed delivery if sent by cable, telegram, facsimile or telecopy, to the parties at the addresses indicated on Schedule A attached hereto (or at such other addresses as shall be specified by the parties by like notice).

Section 9. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Section 10. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to each of the Company and the Stockholders; provided, however, that delivery of a facsimile of a counterpart shall be sufficient to satisfy this Section 10.

Section 11. Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with and this Agreement and all disputes hereunder shall be governed by, the laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment in any such action, suit or proceeding may be brought, on a non-exclusive basis, in any federal or state court of competent jurisdiction in the Borough of Manhattan of the City of New York. By execution and delivery of this Agreement, each of the parties hereto irrevocably accepts and submits itself to the non-exclusive jurisdiction of any such court, generally and unconditionally, with respect to any such action, suit or proceeding and waives any defense of forum non conveniens or based upon venue if such action, suit or proceeding is brought in accordance with this provision.

Section 12. Assignment; Successors and Assigns. Except as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that any party may assign its rights and obligations hereunder to an Affiliate of such party but only to the extent that the assignee executes a joinder to this Agreement and agrees to be bound by all of the provisions hereof applicable to the assignor. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 13. Titles and Headings; Construction. Titles and headings to sections herein are inserted for convenience of reference only and do not define or limit the provisions hereof. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

Section 14. Entire Agreement; Amendments. This Agreement, including the Schedules, contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any previous agreements and understandings with respect to such subject matter. This Agreement may only be amended, modified or supplemented upon the prior written consent of the holders of a majority of the Series B Common Stock and the holders of a majority of the Series D Common Stock; provided that any amendment, modification or supplement that would materially and adversely affect any particular Stockholder shall also require the written consent of such Stockholder.

Section 15. Waivers. Any term or provision of this Agreement maybe waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof, but only in a writing signed by such party or parties; provided, however, that the holders a majority of the Series B Common Stock may waive any term or provision of this Agreement on behalf of the Series B Stockholders so long as such waiver does not result in any Series B Stockholder being treated less favorably than the other Series B Stockholders. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 16. Specific Performance. The parties acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such a remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

Section 17. Relationship of the Parties. Nothing in this Agreement will create a partnership or establish a relationship of principal and agent or any other fiduciary relationship between or among any of the Stockholders. If there is any conflict or inconsistency between the provisions of this Agreement and the Charter, this Agreement will prevail.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Stockholders Agreement has been duly executed by the parties hereto, as of the day and year first above written.

COMPANY

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

By:	/s/ Donald Hardie
	Name:	Donald Hardie
	Title:	Secretary

SERIES A STOCKHOLDERS

ARCHDALE LIMITED

By:	/s/ Peter Yates
	Name:	Martonmere Services Ltd.
	Title:	Director

CARTHAGE LIMITED

By:	/s/ Peter Yates
	Name:	Martonmere Services Ltd.
	Title:	Director

FUQUAY LIMITED

By:	/s/ Peter Yates
	Name:	Martonmere Services Ltd.
	Title:	Director

PARKWOOD LIMITED

By:	/s/ Peter Yates
	Name:	Martonmere Services Ltd.
	Title:	Director

ATD HOLDINGS LIMITED

By:	/s/ Sydney J. Coleman
	Name:	The Director Ltd.
	Title:	Director

SERIES D STOCKHOLDERS

BALLET LIMITED

By:	/s/ Marc Bonnassieux
	Name:	Marc Bonnassieux
	Title:	Authorized Representative

DENARY LIMITED

By:	/s/ Jameel Al Sharaf
	Name:	Jameel Al Sharaf
	Title:	Authorized Representative

GLEAM LIMITED

By:	/s/ Zahid Zakiuddin
	Name:	Zahid Zakiuddin
	Title:	Authorized Representative

HIGHLANDS LIMITED

By:	/s/ Anthony L. Robinson
	Name:	Anthony L. Robinson
	Title:	Authorized Representative

NOBLE LIMITED

By:	/s/ Ebrahim H. Ebrahim
	Name:	Ebrahim H. Ebrahim
	Title:	Authorized Representative

OUTRIGGER LIMITED

By:	/s/ Rangarajan Raghavan
	Name:	Rangarajan Raghavan
	Title:	Authorized Representative

QUILL LIMITED

By:	/s/ Mohammed Ameen
	Name:	Mohammed Ameen
	Title:	Authorized Representative

RADIAL LIMITED

By:	/s/ Harin Wijeyeratne
	Name:	Harin Wijeyeratne
	Title:	Authorized Representative

SHORELINE LIMITED

By:	/s/ Salman Javed
	Name:	Salman Javed
	Title:	Authorized Representative

ZINNIA LIMITED

By:	/s/ Dez Heltz
	Name:	Dez Heltz
	Title:	Authorized Representative

INVESTCORP INVESTMENT EQUITY LIMITED

By:	/s/ Sydney J. Coleman
	Name:	The Director Ltd.
	Title:	Director

SERIES B STOCKHOLDERS

BERKSHIRE INVESTORS LLC

By:	/s/ Randy Peeler
	Name:	Randy Peeler
	Title:	Managing Member

BERKSHIRE FUND VI INVESTMENT CORP.

By:	/S/ Randy Peeler
	Name:	Randy Peeler
	Title:	Vice President

GREENBRIAR EQUITY FUND, L.P.

By:	/s/ Joel S. Beckman
	Name:	Joel S. Beckman
	Title:	Authorized Representative

GREENBRIAR CO-INVESTMENT PARTNERS, L.P.

By:	/s/ Joel S. Beckman
	Name:	Joel S. Beckman
	Title:	Authorized Representative

SCHEDULE A

Addresses

SERIES A STOCKHOLDERS

Name of Holder	Address of Holder
Archdale Limited	P. O. Box 2197 George Town, Grand Cayman, Cayman Islands

Carthage Limited	P. O. Box 2197 George Town, Grand Cayman, Cayman Islands

Fuquay Limited	P. O. Box 2197 George Town, Grand Cayman, Cayman Islands

Parkwood Limited	P. O. Box 2197 George Town, Grand Cayman, Cayman Islands

ATD Holdings	P. O. Box 2197 George Town, Grand Cayman, Cayman Islands

SERIES B STOCKHOLDERS

Name of Holder	Address of Holder
Berkshire Investors LLC	One Boston Place, 33rd Floor Boston, MA 02108

Berkshire Fund VI Investment Corp.	One Boston Place, 33rd Floor Boston, MA 02108

Greenbriar Equity Fund, L.P.	555 Theodore Fremd Ave. Suite A-201 Rye, NY 10580

Greenbrian Co-Investment Partners, L.P.	555 Theodore Fremd Ave. Suite A-201 Rye, NY 10580

SERIES D STOCKHOLDERS

Name of Holder	Address of Holder
Ballet Limited	P. O. Box 2197 George Town, Grand Cayman, Cayman Islands

Denary Limited	P. O. Box 2197 George Town, Grand Cayman, Cayman Islands

Gleam Limited	P. O. Box 2197 George Town, Grand Cayman, Cayman Islands

Highlands Limited	P. O. Box 2197 George Town, Grand Cayman, Cayman Islands

Noble Limited	P. O. Box 2197 George Town, Grand Cayman, Cayman Islands

Outrigger Limited	P. O. Box 2197 George Town, Grand Cayman, Cayman Islands

Quill Limited	P. O. Box 2197 George Town, Grand Cayman, Cayman Islands

Radial Limited	P. O. Box 2197 George Town, Grand Cayman, Cayman Islands

Shoreline Limited	P. O. Box 2197 George Town, Grand Cayman, Cayman Islands

Zinnia Limited	P. O. Box 2197 George Town, Grand Cayman, Cayman Islands

Investcorp Investment Equity Limited	P. O. Box 1111 George Town, Grand Cayman, Cayman Islands